Exhibit 99.2

RIMINI STREET, INC.
3993 Howard Hughes Parkway, Suite 500
Las Vegas, Nevada 89169

October 3, 2017

CONFIDENTIAL

CB Agent Services LLC, as Origination Agent
under the below-referenced Financing Agreement
888 Seventh Avenue, 29th Floor
New York, New York 10106

Re:	Amended and Restated Commitment Fee Letter

Ladies and Gentlemen:

Reference is made to (i) the Financing Agreement, dated as of June 24, 2016 (as amended, restated, supplemented or otherwise modified from time to time, the “Financing Agreement”), by and among Rimini Street, Inc., a Nevada corporation (the “Parent”; and together with each other Person that executes a joinder agreement and becomes a “Borrower” thereunder, each a “Borrower” and collectively, the “Borrowers”), each subsidiary of the Parent listed as a “Guarantor” on the signature pages thereto (together with each other Person that executes a joinder agreement and becomes a “Guarantor” thereunder or otherwise guaranties all or any part of the Obligations (as defined in the Financing Agreement), each a “Guarantor” and collectively, the “Guarantors”), the lenders from time to time party thereto (each a “Lender” and collectively, the “Lenders”), Cortland Capital Market Services LLC (“Cortland”), as collateral agent for the Lenders (in such capacity, together with its successors and assigns in such capacity, the “Collateral Agent”), Cortland, as administrative agent for the Lenders (in such capacity, together with its successors and assigns in such capacity, the “Administrative Agent”) and CB Agent Services LLC, a Delaware limited liability company (“Colbeck”) as origination agent for the Lenders (in such capacity, together with its successors and permitted assigns in such capacity, the “Origination Agent” and together with the Collateral Agent and the Administrative Agent, each an “Agent” and collectively, the “Agents”) and (ii) that certain Commitment Fee Letter, dated as of June 24, 2016, by and among the Borrowers and the Origination Agent (as amended, supplemented or otherwise modified from time to time, the “Existing Commitment Fee Letter”).  Capitalized terms used herein but not specifically defined herein shall have the meanings ascribed to them in the Financing Agreement.

The Borrowers and the Origination Agent hereby agree that this letter agreement amends and restates the Existing Commitment Fee Letter in its entirety.

In connection with the Financing Agreement, in consideration for the Origination Agent’s services in arranging and underwriting the financing facility pursuant to the Financing Agreement, the Borrowers hereby agree to pay to the Origination Agent the following fee for its own account:

CB Agent Services LLC, as Origination Agent
as of October 3, 2017

1.          Commitment Fee. Upon the occurrence of a Trigger Event, the Borrowers shall immediately pay to the Origination Agent, in respect of the Delayed Draw A Term Loan Commitment and the Delayed Draw B Term Loan Commitment, a non-refundable commitment fee (the “Commitment Fee”) equal to the sum of the incremental amounts of Annual Run Rate Revenue (as defined below) multiplied by the ‘Multiplier’ set forth in the table below for such incremental amount of Annual Run Rate Revenue:
Annual Run Rate Revenue	Multiplier	Formula Used to Determine Multiplier*
$0 - $208,000,000	0	0
Greater than $208,000,000 and less than or equal to $300,000,000	0.0690	2.3% x 3
Greater than $300,000,000 and less than or equal to $500,000,000	0.0492	1.64% x 3
Greater than $500,000,000 and less than or equal to $700,000,000	0.0294	0.98% x 3
Greater than $700,000,000	0.0099	0.33% x 3
* The last column is included solely for informational purposes, and is not part of the calculation of the actual Commitment Fee.

For purposes of this letter agreement, “Trigger Event” means the earliest of (a) the Final Maturity Date, (b) the Termination Date, (c) the acceleration of the Obligations in accordance with Section 9.01 of the Financing Agreement, including as a result of the commencement of an Insolvency Proceeding, (d) the satisfaction, release, payment, restructuring, reorganization, replacement, reinstatement, defeasance or compromise of any of the Obligations in any Insolvency Proceeding, foreclosure (whether by power of judicial proceeding or otherwise) or deed in lieu of foreclosure or the making of a distribution of any kind in any Insolvency Proceeding to the Collateral Agent, for the account of the Lenders in full or partial satisfaction of the Obligations and (e) the termination of the Financing Agreement for any reason.

Example of Commitment Fee calculation: $325,000,000 in Annual Run Rate Revenue at the time of payment of the Commitment Fee shall result in a Commitment Fee calculated as follows:

(0.0690 * $300,000,000) + (0.0492 * $25,000,000) = $21,930,000.

CB Agent Services LLC, as Origination Agent
as of October 3, 2017

As used above, “Annual Run Rate Revenue” shall mean the annual run-rate revenue of the Parent and its Subsidiaries, calculated at the time the Commitment Fee is due and payable based on the most recently ended fiscal quarter of the Parent multiplied by 4, as certified to the Origination Agent by the Parent and accompanied by detail reasonably acceptable to the Origination Agent.

The Commitment Fee shall be fully earned on the Effective Date and due and payable on the occurrence of a Trigger Event and shall be deemed to be fully non-refundable when paid.

Notwithstanding the foregoing, the Borrowers and the Origination Agent hereby acknowledge and agree that from and after the date the aggregate outstanding principal amount of the Term Loan is less than $52,000,000 the Commitment Fee shall cease to continue to accrue additional amounts, but shall otherwise be due and payable in accordance with the terms set forth herein.

The Borrowers shall pay all amounts due and payable hereunder to the account of the Origination Agent not later than 12:00 noon (New York City time) on the day when due, in lawful money of the United States of America and in immediately available funds.  All payments hereunder shall be made by the Borrowers without set-off, counterclaim, deduction or other defense.

The Borrowers hereby acknowledge and agree that (a) the Commitment Fee (i) constitutes Obligations, and (ii) is in addition to any other fees payable by the Loan Parties under the Financing Agreement or any other Loan Document, and (b) this letter agreement constitutes a “Loan Document”.

This letter agreement shall become effective on the Sixth Amendment Effective Date.

This letter agreement is the Commitment Fee Letter referred to in the Financing Agreement, shall be construed under and governed by the laws of the State of New York applicable to contracts made and to be performed in the State of New York, and may be executed in any number of counterparts and by different parties on separate counterparts.  Each of such counterparts shall be deemed to be an original, and all of such counterparts, taken together, shall constitute but one and the same agreement.  Delivery of an executed counterpart of this letter agreement by facsimile or electronic mail shall be equally effective as delivery of a manually executed counterpart.  This letter agreement may not be amended or otherwise modified unless the same shall be in writing and signed by the parties hereto.  IF THIS LETTER AGREEMENT BECOMES THE SUBJECT OF A DISPUTE, EACH OF THE PARTIES HERETO HEREBY WAIVES TRIAL BY JURY TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW.  The Borrowers agree that any suit or proceeding arising in respect to this letter agreement or any matter referred to in this letter agreement will be tried exclusively in the U.S. District Court for the Southern District of New York or, if that court does not have subject matter jurisdiction, in any state court located in the City of New York and the Borrowers agree to submit to the jurisdiction of, and to venue in, such courts.

[signature pages follow]

The contents of this letter agreement are confidential.  This letter agreement shall not be disclosed or displayed or its contents otherwise disclosed to any third Person (other than auditors of, or financial advisors or counsel to, the Borrowers) without the prior written consent of the Origination Agent, except for securities law compliance purposes or as otherwise as required by law, statute, rule, regulation or valid judicial process or administrative process.

Very truly yours,

RIMINI STREET, INC.

By:	/s/ Seth Ravin
Name: Seth Ravin
Title: CEO

Accepted and agreed to
 as of the date first above written:

CB AGENT SERVICES LLC,
as Origination Agent

By:	/s/ Morris Beyda
Name: Morris Beyda
Title: Partner & COO